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                                                                      EXHIBIT 21



                    SUBSIDIARIES OF THE COLUMBIA ENERGY GROUP
                             as of December 31, 1997



                                                             State of
             Segment / Subsidiary                         Incorporation
             --------------------                         -------------

Transmission and Storage Operations
    Columbia Gas Transmission Corporation                    Delaware
    Columbia Gulf Transmission Company                       Delaware
    Columbia LNG Corporation                                 Delaware

Distribution Operations
    Columbia Gas of Kentucky, Inc.                           Kentucky
    Columbia Gas of Maryland, Inc.                           Delaware
    Columbia Gas of Ohio, Inc.                               Ohio
    Columbia Gas of Pennsylvania, Inc.                       Pennsylvania
    Columbia Gas of Virginia, Inc.                           Virginia

Exploration and Production Operations
    Columbia Natural Resources, Inc.                         Texas

Marketing, Propane and Power Generation
    Columbia Atlantic Trading Corporation                    Delaware
    Columbia Energy Services Corporation                     Kentucky
    Columbia Propane Corporation                             Delaware
    Columbia Electric Corporation                            Delaware
    TriStar Capital Corporation                              Delaware

Corporate
    Columbia Energy Group Service Corporation                Delaware
    Columbia Insurance Corporation, Ltd                      Bermuda
    Columbia Network Services Corporation                    Delaware